UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2025

Vaxart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way, Suite 300, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 550-3500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	VXRT (1)	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

(1) Vaxart, Inc. (the “Company”) received a written notification from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) of its determination to delist the Company’s common stock as a result of the Company’s ongoing failure to comply with the minimum bid price requirement (the “Minimum Bid Price Requirement”) for continued listing under Nasdaq Listing Rule 5550(a)(2) on The Nasdaq Capital Market. Accordingly, trading in the Company’s common stock on Nasdaq was suspended at the open of trading on July 8, 2025. Since July 8, 2025, the Company’s common stock has traded on the OTCQX Best Market of the OTC Markets Group under the trading symbol “VXRT”. The Company appealed Nasdaq’s delisting determination on July 3, 2025 and its common stock remains suspended on Nasdaq during such appeal.

Item 8.01	Other Events.

On July 8, 2025, Vaxart, Inc. (the “Company”) issued a press release announcing that the Company’s common stock has been approved to trade on the OTCQX® Best Market. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and, other than the quote by Mr. Steven Lo, is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press Release, dated July 8, 2025.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2025		VAXART, INC.

	By:	/s/ Steven Lo
Steven Lo
Chief Executive Officer